Exhibit 10.3

Project Summary

Appsoft has engaged ECOITNY to develop and build a robust mobile application solution. General Assumptions are:

1.	A detailed plan and design session/sessions will take place to ensure goals are met.

2.	A Statement of Word outlining the project deliverables will be written.

3.	Monthly Billing will commence 30 days from project kickoff.

Project Phases

Appsoft has engaged ECOITNY to develop and build a robust mobile application solution. Project Phases are:

Phase One — Planning and Design

1.	Gather specifications of the project

2.	In-depth research of users

3.	Establish best strategy to meet budget and timeframe

4.	Fine tune technological route for front and back end development

5.	Write in depth statement of work

Phase Two - Strategic Planning

1.	Conceive the main goals of the website and work timeline

2.	Conceive the flow

3.	Prepare detailed wireframes showing the different areas of the app, their features and the technologies that will be implemented

Phase Three- Design - Graphic Design Work

1.	Create the graphic theme, which includes color scheme, atmosphere, general look and feel.

2.	Determine layouts and structures

3.	Create the graphic elements

4.

Phase Four- Front End Programming

1.	Program and integrate for enhanced user experience and usability

Phase Five- Server Side Development

1.	Design and implement server side components in ECOITNY hosted environment

Phase Six— Quality Assurance and Launch

1.	Extensive testing to ensure the application is 100% functional and bug free

Capital Expenditure Cost Summary

Below is the table of costs associated with this project. Please see the Payment Schedule on Page three.

Cost Breakdown	Down Payment	Upfront
Down Payment		$2,500
Total		$2,500

Operational Expenditure Cost Summary

Below is the table of costs associated with this project. Please see the Payment Schedule on Page three.

Cost Breakdown	Cost Unit	Amount
Server Side Maintenance	Monthly	TBD
Maintenance / Additional Out of scope work	Hourly	$75.00

Payment Schedule

Below is the breakdown for payment milestones. Please note dates are provided for estimations only.

Down Payment - Due At Contract Signing: $2500	Estimated Date: 09/02/15

The initial down payment is due upon contract signing. This will be provided in the form of a check or credit card to be held in escrow until the end of Phase One.

The Monthly Payments will be 30 Days from contract signing.

First Monthly Payment - $1,500	Estimated Date: 10/02/15

Second Monthly Payment - $1,500	Estimated Date: 11/02/15

Third Monthly Payment - $3,000	Estimated Date: 12/02/15

Fourth Monthly Payment - $3,000	Estimated Date: 01/02/16

Fifth Monthly Payment - $3,000	Estimated Date: 02/02/16

Additional Out of Scope Work - $75.00 / Hourly	NET 30 TERMS

Any work that is above and beyond will be billed at $75.00 per hour. Appsoft will be notified before any out of scope hours are started

Terms and Conditions

Appsoft and ECOTINY are hereby entering into the following terms and conditions:

The Terms of this contract cannot be changed without written agreement from both parties.

ECOITNY Responsibilities:

1.	ECOITNY will address support requests within forty eight (48) hours of written support request submission.

2.	ECOITNY will assign a project manager to work with Appsoft through the duration of the project.

3.	ECOITNY will make best effort to have a consistent resource through the completion of this project.

Appsoft Responsibilities:

1.	Appsoft will provide CAPEX and OPEX payments according to the schedule herein

2.	Appsoft will provide support ticket / Feature add requests in writing to MBVsupport@ecoitny.com or on our support portal which will be provided within 15 days of contract signing

3.	Appsoft will provide 60 day notice of the termination in writing to MBVsupport@ecoitny.com for any hosting services provided by ECOITNY.

General Provisions:

1.	Should Either Parties involved become insolvent, both parties are required to seek arbitration directly (between both parties) to determine an appropriate course of action or seek external mediation should an agreement not be reached.

By Signing below, you agree to the terms of this contract. I understand this document constitutes a contract for a period of One Year from the first monthly payment. I also certify I am authorized by my respective organization to agree to the terms herein.

Signature of Appsoft Officer	Signature of ECOITNY Officer

/s/ Brian Kupchik	/s/ Jag Singh

Brian Kupchik	Jag Singh

Printed Name	Printed Name

09/2/2015	09/01/2015

Date	Date